EXHIBIT 10.4



                     EMPLOYMENT AGREEMENT WITH DARYL G. BYRD
                             AS AMENDED AND RESTATED



                         AMENDED AND RESTATED AGREEMENT


         THIS AMENDED AND RESTATED AGREEMENT, dated this 20th day of August, 2001, between IBERIABANK Corporation (the "Corporation"), a Louisiana chartered corporation, IBERIABANK (the "Bank"), a Louisiana-chartered bank and wholly-owned subsidiary of the Corporation, and Daryl G. Byrd (the "Executive"), amends and restates the agreement among the parties dated July 7, 1999.

                              W I T N E S S E T H:

         WHEREAS, the Corporation and the Bank (collectively the "Employers") wish to employ the Executive as an executive officer; and

         WHEREAS, the Employers desire to be assured of the Executive's active participation in the business of the Employers; and

         WHEREAS, in order to induce the Executive to accept employment with the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

               (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

               (b) Cause. Termination of the Executive's employment for "Cause" shall mean, in the good faith determination of the Board of Directors of each of the Corporation and the Bank and after giving the Executive Notice of Termination satisfying the requirements of paragraph (i) below and a reasonable opportunity to cure, termination because of personal dishonesty, incompetence in the performance of his duties, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation

                    (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board or the advice of counsel for the Employers shall be conclusively presumed to be in good faith and in the Employers' best interests. The cessation of Executive's employment shall not be deemed to be for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Executive and he is given an opportunity, together with counsel, to be heard before the Board), finding that, in the Board's good faith opinion, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

               (c) Change in Control. "Change in Control" shall mean (i) a change in control of the Corporation, of a nature that would be required to be reported in response to Item 6(e) of
                    Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto, whether or not any security of the Corporation is registered under Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Corporation (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director unless his or her initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of someone other than a Continuing Director; or (iii) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank by any person other than the Corporation.

               (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and "Code 280G Maximum" shall mean the product of 2.99 and the Executive's "base amount" within the meaning of Section 280G of the Code.

               (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

               (f) Disability. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

               (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                    (i) Without the Executive's express written consent, the failure to elect or to reelect or to appoint or to re-appoint the Executive to the positions of President and Chief Executive Officer of each of the Corporation and the Bank or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities with the Employers;

                    (ii) Without the Executive's express written consent, a
                         reduction by the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                    (iii) The principal executive office of the Employers is
                         relocated outside of the parishes of Iberia or Lafayette, Louisiana, or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for reasonably required travel on business of the Employers;

                    (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                    (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 8 hereof.

For purposes of this Section 1(g), any good faith determination of "Good Reason" made by the Executive shall create a rebuttable presumption that "Good Reason" exists. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the effective date of a Change in Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

               (h)  IRS. IRS shall mean the Internal Revenue Service.

               (i) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty
                    (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of Executive's employment for Cause; and (iv) is given in the manner specified in Section 9 hereof.

               (j) Protected Period shall mean the period that begins on the date three months before a Change in Control and ends on the later of the third annual anniversary of the Change in Control or the date this Agreement would have expired had there been no Change in Control; except that if the Executive's employment with the Employers is terminated prior to the first day of this period at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or otherwise in connection with or anticipation of a Change in Control, then the Protected Period shall commence on the date immediately prior to the date of such termination.

               (k) Retirement. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Employee in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

         2. Term of Employment.

               (a) The Employers hereby employ the Executive as President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of the Bank, and Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. During the term of this Agreement, the Executive shall also serve as a director of the Bank and the Corporation (the parties hereto acknowledge that Executive's re-election as a director of the Corporation will be subject to stockholder approval). The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement (the "Commencement Date"), subject to earlier termination as provided for herein. Beginning on the day which is one year subsequent to the Commencement Date and on each annual anniversary thereafter (each an "Anniversary Date"), the term of this Agreement shall be extended for an additional year, provided that the Employers have not given notice to the Executive in writing at least 90 days prior to any such Anniversary Date that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. Notwithstanding the foregoing, however, if a Protected Period begins before this Agreement would otherwise expire, this Agreement shall continue in full force and effect until the end of the Protected Period.

               (b) During the term of this Agreement, the Executive shall perform such executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Board of Directors.

         3. Compensation and Benefits.

               (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement a minimum salary of $240,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent (hereinafter, referred to as Executive's "Base Salary"). In addition, the Executive will participate in the Employers' Executive Bonus Plan.

               (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Employers. As of July 7, 1999, the Executive was granted options (the "Stock Options") to acquire 84,000 shares of the Corporation's common stock, par value $1.00 per share ("Common Stock") as well as awards ("RRP Awards") under the Corporation's Recognition and Retention Plan ("RRP") of 28,000 restricted shares of Common Stock. The Stock Options and the RRP Awards are subject to the terms and provisions of the Corporation's 1999 Stock Option Plan and its RRP, respectively, and were granted on a basis consistent with prior options and awards granted by the Corporation including a seven-year vesting schedule. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

               (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which shall in no event be less than three weeks per annum. Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

               (d) In the event of termination by the Employers of the Executive's employment based on Disability (as defined herein), the Employers shall provide continued medical insurance for the benefit of the Executive, his spouse and his minor children for the remaining term of this Agreement, and such insurance shall be comparable to that which is provided to the Executive as of the date of this Agreement notwithstanding anything to the contrary in this Agreement; provided further, in the event of the death of the Executive during the term of this Agreement, the Employers shall provide said medical insurance for the benefit of the Executive's spouse and his minor children for the remaining term of this Agreement.

               (e) In the event of the Executive's death during the term of this Agreement, his spouse, estate, legal representative or named beneficiaries (as directed by the Executive in writing) shall be paid on a monthly basis the Executive's annual compensation from the Employers at the rate in effect at the time of the Executive's death for a period of twelve
                    (12) months from the date of the Executive's death.

         4. Expenses. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefor.

         5. Termination.

               (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

               (b) In the event that (i) Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) unless the termination occurs under one or more of the circumstances contemplated by subsection (d) of this Section, in which case such subsection rather than this subsection shall control, Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination other than as enumerated in subsections 3(d) and 3(e) hereinabove.

               (c) Unless the termination occurs under one or more of the circumstances contemplated by subsection (d) of this Section, in which case such subsection rather than this subsection shall control, in the event that Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death or such employment is terminated by the Executive for Good Reason or due to a material breach of this Agreement by the Employers, which breach has not been cured within fifteen
                    (15) days after a written notice of non-compliance has been given by the Executive to the Employers, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

                    (i) pay to the Executive, in equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to the greater of (x) the Base Salary which the Executive would have earned over the remaining term of this Agreement as of his Date of Termination or (y) an amount equal to one (1) times the Executive's Base Salary as of his Date of Termination; and

                    (ii) maintain and provide for a period ending at the earlier of (x) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (y) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph
                         (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced or such benefits are less than the benefits provided to Executive immediately prior to his termination of employment with the Employers, the Employers shall arrange to provide the Executive with benefits which (together with any benefits provided to Executive by another employer in the event has accepted full-time employment with another employer) are substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

               (d) In the event that Executive's employment is terminated (i) for Good Reason within (A) ninety (90) days of an event that occurs during the Protected Period, or (B) thirty (30) days after the first anniversary of the effective date of a Change in Control, (ii) without Cause during the Protected Period, or (iii) by the Executive for any reason other than Cause within thirty (30) days after a Change in Control, then the Employers shall, subject to the provisions of
                    Section 6 hereof, if applicable:

                    (i) pay to the Executive a cash severance amount equal to the greater of (x) the Base Salary which the Executive would have earned over the remaining term of this Agreement, (y) an amount equal to two (2) times the Executive's Base Salary as of his Date of Termination or (z) 100% of his Code S280G Maximum; payable either
                         (i) in one lump sum within ten days of the later of the date of the Change in Control and the Executive's last date of employment with the Employers, or (ii) according to the schedule elected in duly executed irrevocable written form by the Board on the date of approval of this Agreement, but only if filed with the Employer prior to the date which is 90 days before the date on which a Change in Control occurs; deferred amounts shall bear interest from the date on which they would otherwise be payable until the date paid at a rate equal to 120% of the applicable federal rate; and

                    (ii) maintain and provide for a period ending at the earlier of (x) 39 months following termination or (y) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B), at no cost to the Executive, the Executive's and his dependants' continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph
                         (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced or such benefits are less than the benefits provided to Executive immediately prior to his termination of employment with the Employers, the Employers shall arrange to provide the Executive with benefits which (together with any benefits provided to Executive by another employer in the event Executive has accepted full-time employment with another employer) are substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

               (e) If the Executive becomes liable, in any taxable year, for the payment of an excise tax under Section 4999 of the Code on account of any payments to the Executive pursuant to this
                    Section 5, and the Employers choose not to contest the liability or have exhausted all administrative and judicial appeals contesting the liability, the Employers shall pay the Executive (i) an amount equal to the excise tax for which the Executive is liable under Section 4999 of the Code, (ii) the federal, state, and local income taxes, and interest if any, for which the Executive is liable on account of the payments pursuant to item (i), and (iii) any additional excise tax under Section 4999 of the Code and any federal, state and local income taxes for which the Executive is liable on account of payments made pursuant to items (i) and (ii).

               (f) This subsection 5(f) applies if the amount of payments to the Executive under subsection 5(e) has not been determined with finality by the exhaustion of administrative and judicial appeals. In such circumstances, the Employers and the Executive shall, as soon as practicable after the event or series of events has occurred giving rise to the imposition of the excise tax, cooperate in determining the amount of the Executive's excise tax liability for purposes of paying the estimated tax. The Executive shall thereafter furnish to the Employers or their successors a copy of each tax return which reflects a liability for an excise tax under Section 4999 of the Code at least 20 days before the date on which such return is required to be filed with the IRS. The liability reflected on such return shall be dispositive for the purposes hereof unless, within 15 days after such notice is given, the Employers furnish the Executive with a letter of the auditors or tax advisor selected by the Employers indicating a different liability or that the matter is not free from doubt under the applicable laws and regulations and that the Executive may, in such auditor's or advisor's opinion, cogently take a different position, which shall be set forth in the letter with respect to the payments in question. Such letter shall be addressed to the Executive and state that he is entitled to rely thereon. If the Employers furnish such a letter to the Executive, the position reflected in such letter shall be dispositive for purposes of this Agreement, except as provided in subsection 5(g) below.

               (g) Notwithstanding anything in this Agreement to the contrary, if the Executive's liability for the excise tax under
                    Section 4999 of the Code for a taxable year is subsequently determined to be less than the amount paid by the Employers pursuant to subsection 5(f), the Executive shall repay the Employers at the time that the amount of such excise tax liability is finally determined, the portion of such income and excise tax payments attributable to the reduction (plus interest on the amount of such repayment at the rate provided on Section 1274(b)(2)(B) of the Code and if the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to exceed the amount paid by the Employers pursuant to Section 5, the Employers shall make an additional payment of income and excise taxes in the amount of such excess, as well as the amount of any penalty and interest assessed with respect thereto at the time that the amount of such excess and any penalty and interest is finally determined.

               (h)(i)Not later than ten business days after a Change in
                    Control, the Corporation shall (x) establish a grantor trust (the "Trust") designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Corporation and the Bank, (y) deposit in said Trust an amount equal to the amount payable under subsection 5(d)(i), unless the Executive has previously provided a written release of any claims under this Agreement, and (z) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Executive, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust; and

               (ii) During the 39-consecutive month period after a Change in
                    Control, the Executive may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Executive an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall pay such amount to the Executive, and coincidentally shall provide the Corporation or its successor with notice of such payment. Upon the earlier of the Trust's final payment of all amounts due under the preceding paragraph or the date 39 months after the Change in Control, the trustee of the Trust shall pay to the Corporation the entire balance remaining in the segregated account maintained for the benefit of the Executive. The Executive shall thereafter have no further interest in the Trust.

         6. Mitigation; Exclusivity of Benefits.

               (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

               (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

         7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         8. Assignability. The Employers may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employers:                       IBERIABANK Corporation

                                                 IBERIABANK

                                                 1101 East Admiral Doyle Drive

                                                 New Iberia, Louisiana 70560



         To the Executive:                       Daryl G. Byrd



         10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Louisiana.

         12. Nature of Obligations. Except as specifically provided herein, nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the

Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         13. Expense Reimbursement. In the event that any dispute arises between the Executive and the Bank or the Corporation as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Corporation, they shall reimburse the Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions. Such reimbursement shall be paid within ten days of Executive's furnishing to the Bank or the Corporation written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Executive.

         14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C.S1828(k)) and any regulations promulgated thereunder.

         18. Arbitration. The Executive acknowledges that, concurrently herewith, he is entering into the "IBERIABANK Arbitration Agreement." Any and all payments and benefits provided for under the terms of this Agreement shall be subject to the terms of such Arbitration Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                              IBERIABANK CORPORATION



                                              By:    /s/ William H. Fenstermaker
                                                     ---------------------------
                                                     William H. Fenstermaker
                                                     Chairman of the Board





                  Attest:                     IBERIABANK


/s/Victoria Vincent                           By:    /s/ William H. Fenstermaker
-------------------------                            ---------------------------
                                                     William H. Fenstermaker
                                                     Chairman of the Board





                 Witness:                     DARYL G. BYRD


/s/Cindy Leger                                By:    /s/ Daryl G. Byrd
--------------                                       -----------------
                                                     Daryl G. Byrd, Individually